EXHIBIT 10.22(b)

                                   Amendment Adopted By The
                                   LIN Broadcasting Corporation
                                   Board Of Directors 11/22/94


 AMENDMENT AND TRANSFER OF SUPPLEMENTAL BENEFIT RETIREMENT PLAN

     RESOLVED, that effective January 1, 1994, the "Purpose" section of the Supplemental Benefit Retirement Plan for LIN
     Broadcasting Corporation and Subsidiary Companies ("SERB") is amended as follows:

     1. The following new sentence is added after the second sentence thereof:

          Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 ("OBRA") reduced the maximum amount of annual compensation that may be taken into account under the Retirement Plan for any year to $150,000, as adjusted pursuant to Section 401(a)(17)(B) of the Code.

     2. The third sentence thereof (determined prior to adding the sentence set forth in 1 above) is amended to read as follows:

          LIN Broadcasting Corporation ("LIN") has amended the Retirement Plan to conform to the benefit and compensation limitations of the Code, the Act, TEFRA, TRA-86 and OBRA, and such amendments (the "Limitations Amendments") will reduce the benefits that certain employees and former employees (and their beneficiaries) of LIN and any other Employer (as such term is defined in the Retirement Plan) would otherwise be entitled to receive under the Retirement Plan.

     RESOLVED FURTHER, that effective upon and subject to the consummation of the Distribution, sponsorship of the SERB shall be transferred to Television (subject to acceptance of such sponsorship by the Board of Directors of Television), on and subject to the terms and provisions of the Employee Benefits Allocation Agreement.

     RESOLVED FURTHER, that the officers of this corporation, or any one of them, are hereby authorized, directed and empowered to take such actions (including, but not limited to, executing such documents) as they, or any one of them, deem necessary or advisable to effectuate the foregoing resolutions.